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                                                                     EXHIBIT 11

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PNC BANK CORP. AND SUBSIDIARIES
CALCULATION OF PRIMARY AND FULLY DILUTED EARNINGS PER COMMON SHARE

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                                                                     Three months ended                Six months ended
                                                                          June 30                           June 30
                                                                   -----------------------          ----------------------
In thousands, except per share data                                    1995          1994               1995          1994
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
PRIMARY WEIGHTED AVERAGE COMMON SHARES OUTSTANDING
Weighted average shares of common stock outstanding                 228,607        235,320           230,000       235,093
Weighted average common shares to be issued
 using average market price and assuming exercise
 of stock options                                                     1,571          1,921             1,388         1,881
   Primary weighted average common shares outstanding               230,178        237,241           231,388       236,974
                                                                ==========================================================

FULLY DILUTED WEIGHTED AVERAGE COMMON SHARES OUTSTANDING
Weighted average shares of common stock outstanding                 228,607        235,320           230,000       235,093
Weighted average commons shares to be issued
 using average market price or period-end market
 price, whichever is higher, and assuming:
   Conversion of preferred stock Series A & B                           199            223               204           232
   Conversion of preferred stock Series C                               614            684               632           694
   Conversion of preferred stock Series D                               826            864               829           869
   Conversion of debentures                                              67             74                68            74
   Exercise of stock options                                          1,647          1,921             1,679         1,925
                                                                ----------------------------------------------------------
   Fully diluted weighted average
     common shares outstanding                                      231,960        239,086           233,412       238,887
                                                                ==========================================================

PRIMARY EARNINGS PER COMMON SHARE
Net income                                                         $136,988       $187,845          $262,639      $393,534
Less: Preferred dividends declared                                      381            410               774           829
                                                                ----------------------------------------------------------
 Net income applicable to primary earnings
   per common share                                                $136,607       $187,435          $261,865      $392,705
   Primary earnings per common share                               $    .59       $    .79          $   1.13      $   1.66
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FULLY DILUTED EARNINGS PER COMMON SHARE
Net income                                                         $136,988       $187,845          $262,639      $393,534
Add:   Interest expense on convertible
         debentures (net of tax)                                         13             13                24            24
                                                                ----------------------------------------------------------
 Net income applicable to fully diluted
   earnings per common share                                       $137,001       $187,858          $262,663      $393,559
   Fully diluted earnings per common share                         $    .59       $    .79          $   1.13      $   1.65
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